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                                                                    EXHIBIT 5.1

          [Letterhead of Fried, Frank, Harris, Shriver & Jacobson]

                                                                212-859-8164
                                                            (FAX:  212-859-8586)
July 31, 2003



Citadel Broadcasting Corporation
City Center West, Suite 400
7201 West Lake Mead Blvd.
Las Vegas, Nevada 89128

        RE: Registration Statement on Form S-1 (No. 333-89844)

Ladies and Gentlemen:

        We have acted as special counsel for Citadel Broadcasting Corporation, a Delaware corporation (the "Company"), in connection with the underwritten public offering (the "Offering") by the Company of shares (the "Shares") of common stock, par value $.01 per share, of the Company, including Shares which may be offered and sold upon the exercise of any over-allotment option granted to the underwriters by the Company. The Shares are to be offered to the public pursuant to an underwriting agreement to be entered into by and among the Company, Goldman, Sachs & Co., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the underwriters (the "Underwriting Agreement"). The opinion set forth below is based on the assumption that at least par value will be paid for the Shares.

        With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

        In connection with this opinion, we have (i) investigated such questions of law, (ii) examined original or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials, officers and other representatives of the Company and other persons and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

        In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Underwriting Agreement and certificates

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                                      -2-                      July 31, 2003

and oral or written statements and other information of or from public officials, officers or representatives of the Company and others and assume compliance on the part of all parties to the Underwriting Agreement with their covenants and agreements contained therein.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares registered pursuant to the Registration Statement to be sold by the Company (when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement) will be duly authorized, validly issued, fully paid and non-assessable.

        The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the "GCLD") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the GCLD and the Delaware Constitution. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                        By: /s/ David C. Golay
                                            -------------------------
                                            David C. Golay